[FEDERATED LETTERHEAD]




                                                  May 7, 1998




TO OUR SHAREHOLDERS:

     Because of a production error, we are circulating a new Proxy Card for use in connection with the Special Meeting of Shareholders of FEDERATED PURCHASER, INC. to be held on May 28, 1998, at 10:00 a.m. at the offices of the Company. As you know, the meeting is being held for the purpose of approving an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized from 5,000,000 to 10,000,000.

     Whether or not you are planning to attend the Meeting, it is important that your shares be represented. If you wish to vote by proxy, please complete, sign and date the enclosed Proxy Card and mail it at your earliest convenience in the enclosed postage-paid envelope. If you have already returned a proxy card, it is still necessary for you to complete and return the corrected Proxy Card to ensure that your vote will be recorded properly.

     We apologize for any inconvenience.


                                                  __________________
                                                  Harry J. Fallon
                                                  President